Exhibit 3.1

BYLAWS
of the
FEDERAL HOME LOAN BANK OF SAN FRANCISCO

As Amended and Restated on January 27, 2012

CONTENTS

Article I	OFFICES
	Sec. 1	Principal Office
	Sec. 2	Other Offices

Article II	MEMBER MEETINGS
	Sec. 1	Meetings
	Sec. 2	Member Voting

Article III	BOARD OF DIRECTORS
	Sec. 1	Board Composition and Director Elections
	Sec. 2	Regular Meetings
	Sec. 3	Special Meetings
	Sec. 4	Quorum; Voting
	Sec. 5	Officers of the Board of Directors
	Sec. 6	Presiding Officers; Acting Officers
	Sec. 7	Removal of Officers of the Board of Directors
	Sec. 8	Order of Business; Minutes
	Sec. 9	~~Credit~~Bank Policies and Plans
	Sec. 10	Action by Written Consent
	Sec. 11	Vacancies
	Sec. 12	Director Compensation

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Article IV	COMMITTEES OF THE BOARD OF DIRECTORS
	Sec. 1	Executive Committee
	Sec. 2	Audit Committee
	Sec. 3	Other Committees
	Sec. 4	Meetings

Article V	OFFICERS AND EMPLOYEES
	Sec. 1	Officers
	Sec. 2	Employees
	Sec. 3	Compensation
	Sec. 4	Acting President

Article VI	CAPITAL STOCK
	Sec. 1	Manner of Executing
	Sec. 2	Transfers
	Sec. 3	Dividends

Article VII	GENERAL PROVISIONS
	Sec. 1	Budgets
	Sec. 2	~~Surety~~Bonds and Insurance
	Sec. 3	Indemnification
	Sec. 4	Signing of Papers
	Sec. 5	Operations; Federal Housing Finance Agency Approval
	Sec. 6	Fiscal Year
	Sec. 7	Amendment and Construction of Bylaws
	Sec. 8	Corporate Seal

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO

BYLAWS

ARTICLE I

Offices

Section 1.    Principal Office: The principal office of the Federal Home Loan Bank of San Francisco (Bank) is to be located in the City and County of San Francisco, State of California.

Section 2.    Other Offices: In addition to its principal office, the Bank may maintain offices at any other place or places, as may be designated from time to time by the Board of Directors.

ARTICLE II

Member Meetings

Section 1.    Meetings: Meetings of the members of the Bank shall be called upon the written request of the chief executive officer of the Bank or any eight members of the Board of Directors. The Board of Directors shall designate the time and place for such meeting, to be held not less than fifteen days nor more than sixty days after such request. Should the Board of Directors fail to act for a period of thirty days after the request for such meeting, the Secretary of the Bank shall designate a time and place. The Secretary of the Bank shall mail a notice of such meeting to each member of the Bank at its last known address as shown on the records of the Bank. Such notice shall be sent at least ten days before such meeting and shall contain a statement of the purpose and the time and place of the meeting.

The chairman of the Board of Directors, or in his absence the vice chairman, or in the absence of both of these officers, the President of the Bank, shall preside at each meeting of the members. Minutes of each meeting of the members shall be prepared by the Secretary of the Bank and shall be ratified by the Board of Directors.

Section 2.    Member Voting: The members shall be entitled to vote in connection with the election of directors in accordance with the provisions of the Federal Home Loan Bank Act, as amended, the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended, (together, the Acts) and the rules and regulations of the Federal Housing Finance Agency as in effect from time to time (Rules and Regulations), and the director election procedures as established by the Board of Directors in accordance with the requirements of the Acts and the Rules and Regulations.

ARTICLE III

Board of Directors

Section 1.    Board Composition and Director Elections

(a)    Number, Qualifications, and Eligibility: The Board of Directors shall consist of thirteen members or such other number of members as established by the Federal Housing Finance Agency, from time to time, each of whom shall at all times meet the standards for eligibility set forth in the Acts~~,~~ and the Rules and Regulations. The directors shall be nominated and elected in such manner and for such terms of office as provided by the Acts and the Rules and Regulations. Directors are divided into two classes: (1) those who are officers or directors of a member of the Bank (“member directors”); and (2) those who are not member directors, but are elected by a plurality of the votes of the members of the Bank from among eligible persons nominated by the Board of Directors after consultation with the Affordable Housing Advisory Council of the Bank (“independent directors”). Member directors must constitute at least a majority, but no more than sixty percent, of the members of the Board of Directors, and independent directors must constitute at least forty percent of the members of the Board of Directors. At least two independent directors must also qualify as public interest directors. Annually, the Board shall determine how many, if any, of the independent director positions with terms beginning the following January 1 shall be public interest director positions, provided the Bank at all times has at least two public interest director positions. Independent directors shall be elected in an at-large election by a plurality of the members entitled to vote, with each member having the same number of votes as it has with respect to the election of member directors, determined as specified in the Acts and the Rules and Regulations. Member directors shall be elected as representing members located in a particular State, in the manner and with the number of votes specified in the Acts and the Rules and Regulations.

(b)    Nominations for Independent Director Positions: The committee of the Board of Directors responsible for corporate governance (“Governance Committee”) shall make recommendations to the Board of Directors regarding nominations for independent director positions. The Bank may solicit potential nominees for independent director positions from members; trade groups; organizations representing affordable housing, economic development, consumer or community interests; or other interested parties. The Governance Committee shall review applications and other information submitted by interested potential nominees, and shall consider for nomination only those individuals who meet the eligibility requirements and knowledge or experience qualifications for the independent director positions as set forth in the Acts and Rules and Regulations. Before recommending for nomination any individual for an independent director position, the Governance Committee shall review the potential nominees with the Affordable Housing Advisory Council and shall consider the Council’s comments in making a recommendation to the Board of Directors. The Board of Directors, by a majority vote of the Directors present at a meeting, a quorum being present (excluding any Director who is not disinterested), shall nominate at least as many qualified individuals as there are independent director positions to be filled in that election.

Section 2.    Regular Meetings: Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by resolution of the Board of Directors; provided, however, that regular meetings shall be held at least ~~quarter-annually~~six times a year. Regular meetings may be held without notice thereof, or the Board of Directors by resolution may direct the Secretary of the Bank to give three days' notice of each regular meeting to each director.

Section 3.    Special Meetings: Special meetings of the Board of Directors may be called by the chairman of the Board of Directors or the chief executive officer of the Bank on at least three days’ written notice or forty-eight hours’ telegraphic, facsimile or electronic mail notice to each director, and shall be called upon like notice by the Secretary of the Bank on the written request of four members of the Board of Directors (or the written request of two members of the Board of Directors, in the case of a special meeting to be held by telephone conference call) stating the reasons therefor. The notice of such special meeting shall designate the time and place of such meeting and shall contain a statement of the purpose or purposes of such meeting. Special meetings may be held without previous notice if all of the directors are actually present, or notice may be waived by any director before or after any such meeting. For any meeting held by telephone conference call, all members of the Board of Directors participating in the meeting must be able to hear and be heard by all other persons participating in the meeting.

Section 4.    Quorum; Voting: At any regular or special meeting of the Board of Directors, a majority of those authorized to act as directors shall constitute a quorum for the transaction of business. The majority of the directors present at any meeting, a quorum being present, shall conduct the business of the Board of Directors.

Section 5.    Officers of the Board of Directors: The officers of the Board of Directors shall be a chairman and a vice chairman, each of whom shall be elected for a two-year term by a majority of the directors from among the directors. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board of Directors.

Section 6.    Presiding Officers; Acting Officers: At all meetings of the Board of Directors, the chairman, or in his absence the vice chairman, or in the absence of both of these officers, a chairman pro tempore selected by vote of a majority of the directors present at the meeting, shall preside. If the position of chairman is vacant or if a majority of the directors determines by action of the Board of Directors that the chairman is more than temporarily unable to carry out the duties of office, the vice chairman shall act as chairman until the next regular or special meeting of the Board of Directors, at which meeting the Board of Directors shall by majority vote elect a new chairman to complete the chairman’s term. If the position of vice chairman is vacant or if a majority of the directors determines by action of the Board of Directors that the vice chairman is more than temporarily unable to carry out the duties of office, the chairman of the Finance Committee of the Board of Directors shall serve as the acting vice chairman until the next regular or special meeting of the Board of Directors, at which meeting the Board of Directors shall by majority vote elect a new vice chairman to complete the vice chairman’s term. An acting officer of the Board of Directors shall have all the powers of the incumbent office.

Section 7.    Removal of Officers of the Board of Directors: A chairman, vice chairman, or acting chairman or vice chairman of the Board of Directors may be removed from his position as an officer of the Board of Directors for good cause by vote of a majority of the directors. A successor to the officer being removed shall then be elected by a majority of the directors from among the directors to complete the officer’s remaining term.

Section 8.    Order of Business; Minutes: At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine. Minutes of each meeting of the Board of Directors shall be prepared by the Secretary of the Bank and shall be ratified by the Board of Directors.

Section 9.    ~~Credit~~Bank Policies and Plans: In accordance with the Acts and the Rules and Regulations, ~~T~~the Board of Directors shall adopt and review from time to time ~~a policy governing the extension of credit to the members of the Bank in accordance with the Acts and the Rules and Regulations~~ such Bank policies and plans as may be required by the Acts and the Rules and Regulations to be approved by the Board of Directors.

Section 10.    Action by Written Consent: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

Section 11.     Vacancies: When any vacancy in a director position occurs, including as a result of a determination by the Bank or the Federal Housing Finance Agency that any director of the Bank no longer satisfies the eligibility requirements set forth in the Acts and the Rules and Regulations, or that a director has failed to comply with the reporting requirements of the Rules and Regulations, the Board of Directors of the Bank shall select, by a majority vote of the remaining Bank directors sitting as a board, an individual to fill the unexpired term of vacant director position, regardless of whether the remaining Bank directors constitute a quorum of the Bank’s Board of Directors. The Board of Directors of the Bank shall select to a vacant director position an individual who satisfies all of the eligibility requirements and any of the qualification requirements set forth in the Acts and the Rules and Regulations, except that if the vacant director position is a public interest director position and the Bank has at least two other public interest director positions that are not vacant, the Board of Directors may select any individual who is eligible and qualified for any independent director position. Prior to the Board of Director’s selection of any individual to fill a vacancy on the Board of Directors, the Bank must verify an individual’s eligibility to serve in the manner required by the Federal Housing Finance Agency before allowing such individual to assume the director position.

Section 12.     Director Compensation: The Board of Directors shall annually adopt a written policy to provide for payment of compensation and expenses to the directors in accordance with the Acts and the Rules and Regulations.

ARTICLE IV

Committees of the Board of Directors

Section 1.    Executive Committee: The Executive Committee shall consist of all members of the Board of Directors, and the chairman and the vice chairman of the Board of Directors shall be chairman and vice chairman, respectively, of the Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the direction of the affairs of the Bank in all cases in which specific direction shall not have been given by the Board of Directors. Five members of the Executive Committee shall be necessary to constitute a quorum, and in every case the affirmative vote of a majority of the members of the Executive Committee present at or participating in any meeting, a quorum being present or participating, shall be necessary for the passage of any resolution; provided, however, that in no case shall any resolution be passed upon the affirmative vote of fewer than five members of the Executive Committee.

Section 2.    Audit Committee: The Board of Directors shall establish an Audit Committee, which shall consist of at least five directors meeting the criteria established by the Acts and the Rules and Regulations. The Board of Directors may by resolution from time to time change the members of the Audit Committee. The Audit Committee shall have and may exercise such power and authority as may be established by the Board of Directors and shall meet at least quarter-annually and on other occasions as required.

Section 3.    Other Committees: The Board of Directors may establish one or more additional committees, each such committee to consist of three or more directors. The Board of Directors may by resolution from time to time change the members of such committees. Each committee shall have and may exercise such power and authority as may be established by the Board of Directors.

Section 4.    Meetings: The business of each committee of the Board of Directors shall be conducted in all material respects in the same manner as provided in these Bylaws for the conduct of business by the Board of Directors. Regular meetings of a committee may be held at such time and place as shall be determined by the Board of Directors or the committee upon at least three days’ written notice to each member of the committee. Special meetings of a committee may be called by the Board of Directors or the chairman of the committee or the chief executive officer of the Bank on at least forty-eight hours’ telegraphic, facsimile or electronic mail notice to each member of the committee, such notice designating the time and place of such meeting and containing a statement of the purpose of the meeting. Special meetings of a committee may be held without previous notice if all of the members of the committee are actually present, or notice may be waived by any committee member before or after any such meeting. Any regular or special committee meeting may be held by long distance conference telephone at which all members of the committee participating in the meeting are able to hear and be heard by all other persons participating in the meeting. For any committee meeting, a majority of directors who are members of the committee shall constitute a quorum for the transaction of business; the majority of the committee members present at any meeting, a quorum being present, shall conduct the business of the committee. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the committee. Minutes of each committee meeting shall be prepared by the Secretary of the Bank and shall be ratified by the Board of Directors.

ARTICLE V

Officers and Employees

Section 1.    Officers: The corporate officers of the Bank shall be a President, one or more Vice Presidents (including any Executive Vice President, Senior Vice President or Vice President, but not including any Assistant Vice President), ~~a Treasurer~~ and a Secretary, and such other corporate officers, who shall have such authority and shall perform such duties as are usually incident to their respective offices and as the Board of Directors shall prescribe. The President shall be the chief executive officer ~~and chief administrative officer~~ of the Bank and shall be primarily responsible for the operation and management of the Bank~~; provided however, that the Board of Directors may deignate another corporate officer as the chief administrative officer of the Bank~~. One person may hold any two offices. The Board of Directors shall elect corporate officers at the level of Senior Vice President and above each calendar year. The President may appoint any Vice President (but not any Executive Vice President or Senior Vice President) as a corporate officer, and may also appoint additional officers, including any Assistant Vice President, as functional officers. Functional officers shall hold management positions that report directly to a corporate officer and shall have such powers and duties as are usually incident to their respective offices and as may be assigned to them by the President or by the corporate officers. Each officer of the Bank shall serve at the pleasure of the Bank and shall devote his time, skill and energy to the business of the Bank, unless the contrary is expressly approved by the Board of Directors. The corporate officers of the Bank may extend or deny credit and take such other action as is in conformity with the ~~credit~~polic~~y~~ies of the Bank, the Acts, and the Rules and Regulations.

Section 2.    Employees: The Bank shall also have such other employees as the Board of Directors may authorize or whose appointment the Board of Directors may ratify. Employees of the Bank shall serve at the pleasure of the Bank and shall have such duties as are usually incident to their respective positions and as may be assigned to them by the President or other officers of the Bank.

Section 3.    Compensation: The Board of Directors shall fix the compensation of the President and other officers at the level of Senior Vice President and above. The compensation of all other officers and employees of the Bank shall be fixed by the President and shall be within the annual operating expense budgets approved for the Bank by the Board of Directors.

Section 4.    Acting President: The Board of Directors may from time to time designate an individual to act as President in the event of the resignation, removal, death or incapacity of the elected President. Such acting President shall have all of the powers conferred upon the President under these Bylaws, by resolution of the Board of Directors or any committee or by applicable law, and shall hold such position until such time as the elected President shall no longer be incapacitated or until such time as the Board of Directors shall elect a successor President.

ARTICLE VI

Capital Stock

Section 1.    Manner of Executing: The Bank may issue or cause to be issued to each member a certificate or written verification in such form as the Bank may determine certifying the number of shares of Bank stock owned by the member.

Section 2.    Transfers: Subject to the provisions of the Acts, the Rules and Regulations, and the Bank’s Capital Plan, Bank stock shall be transferable only upon the records of the Bank upon the request of a duly authorized representative of the holder. Each transfer shall be recorded and a record of each transfer shall be kept at the principal office of the Bank.

Section 3.    Dividends: Dividends may be declared by the Board of Directors at its discretion, provided that such dividends shall be declared and paid in the manner prescribed by the Acts, the Rules and Regulations, and the Bank’s Capital Plan.

ARTICLE VII

General Provisions

Section 1.    Budgets: The Board of Directors shall annually adopt an operating expense budget and a capital expenditures budget (subject to amendment from time to time, as determined by the Board of Directors) and shall take such actions with respect to such budgets as are required by the Acts and the Rules and Regulations.

Section 2.    ~~Surety~~ Bonds and Insurance: The Bank shall maintain adequate ~~surety~~financial institution crime or fidelity bonds or similar bonds or insurance covering all officers, employees, attorneys, or agents having control over or access to monies or securities owned by the Bank or in its possession.

Section 3.    Indemnification:

(a)    Actions Other than By or in the Right of the Bank. The Bank shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Bank) by reason of the fact that he is or was a director, officer, employee, manager, trustee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, manager, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or any joint office, committee or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation or any other instrumentality or agency of the United States government, against costs and expenses (including attorneys' fees), final judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith within what he reasonably could have perceived under the circumstances was the scope of his employment or authority and in a manner he reasonably could have believed under the circumstances to be in or not opposed to the best interests of the Bank or its members, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith within what he reasonably could have perceived under the circumstances was the scope of his employment or authority and in a manner which he reasonably could have believed under the circumstances to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)    Actions By or in the Right of the Bank. The Bank shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Bank to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, manager, trustee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, manager, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or any joint office, committee or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation or any other instrumentality or agency of the United States government, against cost and expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith within what he reasonably could have perceived under the circumstances was the scope of his employment or authority and in a manner he reasonably could have believed under the circumstances to be in or not opposed to the best interests of the Bank or its members, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Bank, unless and only to the extent that the Board of Directors shall determine as set forth in paragraph (d) that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. As used in this paragraph, the term "expenses" includes, without limitation, attorneys' fees and any expenses of successfully establishing a right to indemnification under this section.

(c)    Entitlement to Indemnification. The Bank shall make the indemnification provided by paragraphs (a) and (b) of this section in connection with any such action which results in a final judgment on the merits or otherwise in favor of such director, officer, employee, manager, trustee or agent, and the subject individual shall be entitled to receive such indemnification.

(d)    Authorization of Indemnification under paragraphs (a) and (b). Except as provided in paragraph (c), any indemnification under paragraphs (a) and (b) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, manager, trustee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

(e)    Right of Indemnitees to Bring Suit. In the event any indemnification provided by paragraphs (a) and (b) of this section is not made in full within ninety days after a written claim therefor has been received by the Bank from a director, officer, employee, manager, trustee or agent entitled to indemnification pursuant to paragraph (c) of this section or as to whom indemnification has been authorized pursuant to paragraph (d) of this section, the claimant may at any time thereafter, subject to any arbitration or other agreement between the claimant and the Bank, bring suit against the Bank to recover the unpaid amount of the claim for indemnification and, if successful in whole or in part, the claimant shall be entitled to recover also the expense of prosecuting such claim for indemnification.

(f)    Advance Payment of Expenses. The Bank may advance the reasonable costs and expenses (including attorneys' fees) of defense of any action, suit or other proceeding to anyone whom the Bank determines could be entitled to indemnification by the Bank in respect of such proceeding, upon such conditions and subject to such terms as the Bank deems reasonable. Without limiting the foregoing, an unsecured undertaking to repay the Bank in the event such person is ultimately determined not to be entitled to indemnification shall be considered a reasonable condition upon which to advance such costs and expenses.

(g)    Rights Not Exclusive. The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which anyone seeking indemnification or advancement of expenses may be entitled under any other provisions of these Bylaws, any agreement providing for indemnification or advancement of expenses, any vote of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(h)    Insurance. The Bank shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, manager, trustee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, manager, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or any joint office, committee or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation or any other instrumentality or agency of the United States government, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions of this section.

(i)    Certain Definitions. For purposes of this section, references to: (1) "other enterprises" shall include employee benefit plans; (2) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (3) "serving at the request of the Bank" shall include any service as a director, officer, employee, manager, trustee or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee, manager, trustee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably could have believed under the circumstances to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Bank" as set forth in this section. References to "action," "suit" or "proceeding" shall include any appeal or other proceeding for review.

(j)    Successors to Indemnitees. The indemnification and advancement of expenses provided by this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, manager, trustee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such a person.

Section 4.    Signing of Papers: All agreements, instruments, and other documents binding the Bank, except checks, shall be signed in the name of the Bank by the President or any Executive Vice President or Senior Vice President, or by any two employees authorized for that purpose by the President, at least one of whom shall be an officer or a manager, administrator or other employee of equal or greater rank. Checks, orders for payment, notes or other evidences of indebtedness issued in the name of the Bank shall be signed in the name of the Bank as determined by the Board of Directors from time to time.

Section 5.    Operations; Federal Housing Finance Agency Approval: The Bank shall operate and do business within the provisions of the Acts, the Rules and Regulations, its certificate of organization, and these Bylaws. Where these Bylaws require or permit an action to be taken by the Bank, the Board of Directors or any of the Bank’s officers or employees, which action requires the prior approval of the Federal Housing Finance Agency under the provisions of the Acts, the Rules and Regulations or the policies of the Federal Housing Finance Agency, such approval of the Federal Housing Finance Agency shall be obtained prior to ~~the taking of~~ such action taking effect.

Section 6.    Fiscal Year: The fiscal year of the Bank shall begin on the first day of January.

Section 7.    Amendment and Construction of Bylaws: These Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided that each director shall have been given notice of the proposed amendment and of the form of such amendment at least five days preceding any meeting called for such purpose. The Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any regular meeting without written notice of the proposed amendment and of the form of the amendment being given to each director, provided that the form of the proposed amendment has been submitted to the previous regular meeting of the Board of Directors and has been incorporated in the minutes of said meeting. References in these Bylaws to “he,” “him” and “his” shall be deemed to mean “she,” “her” and “hers,” as appropriate.

Section 8.    Corporate Seal: The seal of the Bank shall be ~~as affixed and shall be~~ in the charge of the Secretary of the Bank~~. If and when so directed by the Board of Directors, a duplicate of the seal~~ and may be ~~kept and be~~ used, as needed, by ~~the Treasurer or~~ the Secretary and such Bank officer(s) as may be designated ~~by the Board of Directors or as may be designated~~ in writing by the Secretary ~~of the Bank~~.

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